EXHIBIT 10.1

AGREEMENT

This Agreement is made and entered on the 15 day of September, 2017, by and between Altavista Energy, Inc., a Kansas corporation ("Seller"), and Mid-Con Drilling, LLC, a Kansas Limited Liability Company ("Buyer"), governed by the laws of the State of Kansas.

In consideration of the mutual covenants and Agreements contained herein, the sufficiency and adequacy of which are mutually acknowledged, the Parties agree as follows:

1. SALE OF PROPERTY. Seller is the owner of 100% of the Working Interest in and to the oil and gas leases described in Exhibit A attached hereto (the "Leases"). Seller agrees to sell its working interest in the Leases in current condition together with all of its right, title and interest in and to all rights, privileges and easements appurtenant thereto, free and clear of all liens and encumbrances, to Buyer for the total sum of Five Hundred and Thirty Thousand Dollars ($530,000.00), including all personal property now in place on the Leases. The purchase price shall be paid as follows:

Five Hundred and Thirty Thousand Dollars ($530,000.00) at Closing to be paid in collected funds.

Seller has full power and lawful authority to bargain, grant, sell, mortgage, assign, transfer, convey and grant 100% of the Working Interest in the Leases in the manner and form provided, without obtaining the waiver, consent or approval of any lessor, sublessor, governmental agency or entity or party whomever or whatever.

2. ASSIGNMENT FORMS. Seller shall at Closing assign to Buyer in "as is" condition, free and clear of all liens and encumbrances, all its Working Interest in the Leases. All assignments will have an effective date of October 1, 2017.

3. CLOSING. Closing shall be on or before Monday, October 2, 2017, at a time and location mutually agreeable to Buyer and Seller. Buyer shall deliver to Seller the full payment of Five Hundred and Thirty Thousand Dollars ($530,000.00) at Closing to be paid in collected funds.

4. POSSESSION. Time is of the essence. Upon full payment due on Closing, Buyer shall be entitled to possession of the Leases and the personal property described in the Assignment forms on the date of Closing and not before. Failure to close on or before October 2, 2017, shall render this sale null and void.

5. DEFAULT. This is an absolute sale and the Parties acknowledge they will change their respective positions at the signing of this Agreement and each commit to the performance of acts required of them by the terms of this Agreement. The Parties agree that it is not possible to quantify the losses which may accrue to the Seller or Buyer should either not perform this Agreement, and thus should either party default on this Agreement the Agreement becomes null and void and both Parties will have no further obligation to one another.

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6. SELLER RETENTION. Seller shall continue to operate and produce all of the leases until the date of Closing. Seller shall retain all production from said operations during such executory period and shall pay and be responsible for all expenses and liabilities to the effective date of the Assignment forms. Seller intends to sell all production on or before September 30, 2017. All continuing services such as utilities, pumper fees and related expenses shall become on the date of Closing Buyer's liability.

7. TIME IS OF THE ESSENCE. It is very important to Seller that this sale is performed in a prudent and timely manner. Time is of the essence. Thus, all things which are required to be done by certain dates must be done; otherwise, such failure shall be deemed a material default.

8. CONSENT OF SELLER. Although Buyer shall not take possession until Closing, Buyer shall be permitted to come upon the Leases to make such inspections of the properties as it may reasonably desire. Nothing shall be removed from any of the Leases while making such inspections and respect must be paid to the landowner rights where the Leases are located.

9. JOINT DRAFTING. The Parties shall be considered joint drafters of this Agreement so as not to construe this contract against one Party as drafter more than the other.

10. COUNTERPARTS. This Agreement may be signed in two or more counterparts.

11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors, heirs, administrators and assigns. Either Buyer or Seller may assign all or any portion of their rights hereunder to a third party.

In Witness Whereof, the Parties have entered into this Agreement as of the date opposite the signatures below to be effective on the date last signed.

ALTAVISTA ENERGY, INC. - SELLER

9/18/2017	By:	/s/ Douglas G. Evans
Date		Douglas G. Evans
President

MID-CON DRILLING, LLC – BUYER

September 15th, 2017	By:	/s/ James A. Doris
Date		James A. Doris
President of Sole Member,
Viking Energy Group, Inc.

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ACKNOWLEDGMENTS

STATE OF KANSAS	)
	)ss:	ACKNOWLEDGMENT FOR CORPORATION
COUNTY OF FRANKLIN	)

Be it Remembered that on this _____ day of September, 2017, before me, the undersigned, a Notary Public, duly commissioned, in and for the county and state aforesaid, came Douglas G. Evans, President of Altavista Energy, Inc., a corporation of the State of Kansas, personally known to me to be such officer, and to be the same person who executed as such officer the foregoing instrument of writing on behalf of said corporation, and he duly acknowledged the execution of the same for himself and for said corporation for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal on the day and year last above written.

_______________________________________

Notary Public

Appointment/Commission Expires:

STATE OF _________	)
	)ss:	ACKNOWLEDGMENT FOR LLC
COUNTY OF _______	)

Be it Remembered that on this _____ day of September, 2017, before me, the undersigned, a Notary Public, duly commissioned, in and for the county and state aforesaid, came James A. Doris, Member of Mid-Con Drilling, LLC, personally known to me to be such Member, and to be the same person who executed as such Member the foregoing instrument of writing on behalf of said limited liability company, and he duly acknowledged the execution of the same for himself and for said limited liability company for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and official seal on the day and year last above written.

_______________________________________

Notary Public

Appointment/Commission Expires:

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EXHIBIT A

BARKIS LEASE

Dated:	April 28, 1983
Filed:
Recorded:	Book 342, Page 380
Lessor:	Lloyd Barkis and Helen Barkis
Lessee:	Lloyd Barkis and Somerset Energy, Inc.
Legal Description:	The Northwest Quarter of Section 17, Township 16 South, Range 24 East, Miami County, Kansas

NEVIUS LEASE

Dated:	September 28, 1978
Filed:	October 18, 1978
Recorded:	Book 267, Page 566
Lessor:	Walter E. Nevius and Myrtle F. Nevius, husband and wife
Lessee:	Somerset Energy, Inc. and Somerset Associates, a limited partnership
Legal Description:

The West Half of the Northeast Quarter (W/2 NE/4) of Section 17, Township 16, Range 24, 80 acres; AND Beginning at a point 1287.7 feet South of the Northeast corner of said Northeast Quarter (NE/4) of Section 17, said point being on the East line of said Section 17; thence South along the East line of said Section 17, a distance of 330 feet; thence West, parallel to the North line of said Section 17, a distance of 792 feet; thence North parallel to the East line of said Section 17, a distance of 330 feet; thence East parallel to the North line of said Section 17, a distance of 792 feet to the place of beginning, enclosing 6 acres, more or less, in Township 16 South, Range 24 East, Miami County, Kansas; AND Beginning at the Northeast corner of Section 17, Township 16 South, Range 24 East, Miami County, Kansas, thence South along the East line of said Section 17, a distance of 1287.7 feet; thence West parallel to the North section line of said Section 17, a distance of 792 feet; thence North parallel to the East line of said Section 17, a distance of 1287.7 feet to the North line of said Section 17; thence East along the North line of said Section 17, a distance of 792 feet to the place of beginning; enclosing 23.4 acres, more or less; AND the East Half of Southeast Quarter of Section 17, Township 16, Range 24, 80 acres, all in Miami County, Kansas. (Legal Description cited is from a title opinion dated April 22, 2015.)

STAHL LEASE

Dated:	March 22, 1983
Filed:	September 8, 1983
Recorded:	Book 302 of Misc., Page 57
Lessor:	Bernard J. Stahl, a single man
Lessee:	Town Oil Company
Legal Description:	West Half of the Southwest Quarter of Section 17, Township 16 South, Range 24 East, Miami County, Kansas

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BROWN LEASE

Dated:	August 1, 1961
Filed:	August 8, 1961
Recorded:	Book 60, Page 123
Lessor:	Mildred Stewart, a widow
Lessee:	Lindel Fiehler and Robert Fiehler
Legal Description:	The North Fractional Half of Section 19, Township 16 South,
Range 21 East, containing 278 acres more or less, Franklin County,Kansas.

BIVINS LEASE

Dated:	April 14, 1954
Filed:	July 16, 1954
Recorded:	Book 48 of Misc., Page 303
Lessor:	Josephine E. Bivins and Ray Bivins, her husband, and Minnie Fiehler, a single woman
Lessee:	Mrs Joe E. Carroll
Legal Description:	The North Half of the Southwest Quarter of Section Eighteen (18), Township Sixteen (16), Range Twenty-one (21), Franklin County, Kansas

VAN HORN LEASES

Dated:	June 21, 1978
Filed:	August 9, 1978
Recorded:	Book 88, Page 459
Lessor:	Grace I. Van Horn
Lessee:	Town Bros. Oil Co.
Legal Description:	The East Half of the Southeast Quarter of Section 13, Township 16 South, Range 20 East, Franklin County, Kansas

Dated:	February 15, 1977
Filed:	December 2, 1977
Recorded:	Book 86, Page 453
Lessor:	Grace I. Van Horn
Lessee:	Town Bros. Oil Co.
Legal Description:	The South Half of the Southwest Fractional Quarter of Section 18, Township 16 South, Range 21 East, Franklin County, Kansas

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